UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 6, 2014

WORLD FUEL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-9533	59-2459427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 N.W. 41st Street, Suite 400 Miami, Florida	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

On August 4, 2014, Mr. Michael J. Kasbar, the chairman and chief executive officer of World Fuel Services Corporation (the “Company”), entered into a pre-arranged, non-discretionary stock trading plan (the “Plan”) pursuant to Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).  The Plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Exchange Act, and the Company’s policies regarding stock transactions.

Under the Plan, Mr. Kasbar may sell up to 100,000 shares of the Company’s common stock, which represents approximately 11% of his holdings. The Plan provides that Mr. Kasbar may sell shares beginning on September 3, 2014 and ending on September 3, 2015.  The sales are being made under the Plan for diversification and tax planning purposes.

The transactions under the Plan will be publicly disclosed to the extent required under applicable securities laws, rules and regulations through Form 4 filings with the Securities and Exchange Commission. The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any of its officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 6, 2014	World Fuel Services Corporation

/s/ R. Alexander Lake
R. Alexander Lake
Senior Vice President, General Counsel and Corporate Secretary